                                                                                                                                                                                                                              Exhibit 99.1

macy's inc.

Contacts:

Media - Jim Sluzewski

           513/579-7764

Investor – Matt Stautberg

           513/579-7780

FOR IMMEDIATE RELEASE

MACY’S, INC. REPORTS SECOND QUARTER EARNINGS OF

72 CENTS PER DILUTED SHARE, AN INCREASE OF 7.5 PERCENT

Company expects second half comparable sales to rise by 2.5 percent to 4 percent

CINCINNATI, Ohio, August 14, 2013 – Macy’s, Inc. today reported earnings of 72 cents per diluted share for the second quarter of 2013, ended Aug. 3, 2013. This represents an increase of 7.5 percent in earnings per diluted share from 67 cents in the second quarter of 2012.

Macy’s, Inc.’s diluted earnings per share in the first half of 2013 were $1.27, an increase of 16.5 percent compared with earnings per diluted share of $1.09 in the first half of 2012.

“We had planned our second quarter sales with a lower increase than the first quarter because of a shift in a major promotional event. Even so, second quarter sales performance was softer than anticipated, and we are disappointed with the results.  Our performance in the period, in part, reflects consumers’ continuing uncertainty about spending on discretionary items in the current economic environment. After a cool spring, we have taken appropriate markdowns and customers are responding favorably. Also on the positive side, we have seen a strengthening of the sales trend in key elements of women’s ready-to-wear, a category which has lagged over the past couple of years. Bloomingdale’s sales rebounded in the second quarter, and we are encouraged by our recent momentum,” said Terry J. Lundgren, Macy’s, Inc. chairman, president and chief executive officer.

“Going into the third quarter, we also are encouraged by our early read on the back-to-school season. We accelerated receipts of fresh inventory at Macy’s so we could be fully prepared for an early start to the academic year in certain regions of the country. As a result, we are capturing incremental sales opportunities in childrenswear, activewear and Impulse apparel (for the older Millennial customer). We also have intensified Macy’s marketing support throughout the second half of the year to emphasize the fashion and value we deliver,” Lundgren said. “We believe we have the right strategies in place at Macy’s and Bloomingdale’s, particularly in the omnichannel and online initiatives that are driving our business to a new level of shopping accessibility for our customer. Our My Macy’s localization and Magic Selling customer engagement strategies continue to differentiate the Macy’s shopping experience. We have dissected the fall calendar and related merchandise strategies for the second half, and we remain confident about our prospects for growth in the remainder of the year.”

Sales

Sales in the second quarter totaled $6.066 billion, down 0.8 percent from total sales of $6.118 billion in the second quarter of 2012. On a comparable basis, Macy’s, Inc.’s second quarter sales were down 0.8 percent in 2013 as compared to the second quarter of 2012.

For the year to date, Macy’s, Inc. sales totaled $12.453 billion, up 1.6 percent from total sales of $12.261 billion in the first 26 weeks of 2012. On a comparable basis, Macy’s, Inc.’s first half sales were up 1.5 percent in 2013 as compared to the first half of 2012.

Comparable sales include net sales from stores open at least one full fiscal year, as well as online sales at macys.com and bloomingdales.com.

In the second quarter, the company opened a new Macy’s store in Gurnee, IL, and a Bloomingdale’s Outlet store in Rosemont, IL. A Macy’s store was closed in St. Louis, MO. In the second half of 2013, the company is opening a new Bloomingdale’s store in Glendale, CA, and a new Macy’s replacement store in Bay Shore, NY, as previously announced.

Operating Income

Macy’s, Inc.’s operating income totaled $534 million or 8.8 percent of sales for the quarter ended Aug. 3, 2013, compared with operating income of $554 million or 9.1 percent of sales for the same period last year.

For the first half of 2013, Macy’s, Inc.’s operating income totaled $969 million or 7.8 percent of sales, compared with operating income of $945 million or 7.7 percent of sales for the same period last year.

Cash Flow

Net cash provided by operating activities was $664 million in the first half of 2013, compared with $638 million in the first six months of last year. Net cash used by investing activities in the first half of 2013 was $316 million, compared with $393 million a year ago. Net cash used by financing activities in the first six months of 2013 was $760 million, compared with $1.468 billion in the first half of 2012. Cash used by financing activities in the first half of 2012 included the paydown of $797 million in debt.

The company repurchased approximately 9.2 million shares of its common stock for a total of approximately $446.7 million in the second quarter of 2013. In the fiscal year to date, the company repurchased approximately 17.5 million shares of its common stock for approximately $806.5 million. At Aug. 3, 2013, the company had remaining authorization to repurchase up to approximately $2.2 billion of its common stock.

Looking Ahead

The company expects comparable sales in the second half of 2013 to increase in the range of 2.5 percent to 4 percent. This would calculate to a full-year 2013 comparable sales increase of 2 percent to 2.9 percent, which compares to previous guidance for comparable sales to increase by approximately 3.5 percent. Earnings for fiscal 2013 are now expected in the range of $3.80 to $3.90 per diluted share. This compares with previous guidance for earnings per diluted share of $3.90 to $3.95.

Macy’s, Inc., with corporate offices in Cincinnati and New York, is one of the nation’s premier retailers, with fiscal 2012 sales of $27.7 billion. The company operates about 840 department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy’s and Bloomingdale’s, as well as the macys.com and bloomingdales.com websites. The company also operates 13 Bloomingdale’s Outlet stores. Bloomingdale’s in Dubai is operated by Al Tayer Group LLC under a license agreement.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

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(NOTE: Additional information on Macy’s, Inc., including past news releases, is available at www.macysinc.com/pressroom.  A webcast of Macy's, Inc.’s call with analysts and investors will be held today (Aug. 14) at 10:30 a.m. (ET). Macy’s, Inc.’s webcast is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call in on 1-888-211-7360, passcode 3433211. A replay of the conference call can be accessed on the website or by calling 1-888-203-1112 (same passcode) about two hours after the conclusion of the call.)

MACY’S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended

   August 3, 2013

   July 28, 2012

$	% to

Net sales

$	% to

Net sales

Net sales................................................................	$ 6,066		$ 6,118

Cost of sales (Note 2)..............................................	3,533	58.2%	3,555	58.1%

Gross margin..........................................................	2,533	41.8%	2,563	41.9%

Selling, general and administrative expenses.............	(1,999)	(33.0%)	(2,009)	(32.8%)

Operating income...................................................	534	8.8%	554	9.1%

Interest expense - net............................................	(96)		(105)

Income before income taxes...................................	438		449

Federal, state and local income tax expense (Note 3)...	(157)		(170)

Net income............................................................	$ 281		$ 279

Basic earnings per share.........................................	$ .73		$ .68

Diluted earnings per share......................................	$ .72		$ .67

Average common shares:
Basic................................................................	382.5		411.2
Diluted..............................................................	389.3		417.1

End of period common shares outstanding................	377.9		404.3

Depreciation and amortization expense....................	$ 253		$ 257

MACY’S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Because of the seasonal nature of the retail business, the results of operations for the 13 weeks ended August 3, 2013 and July 28, 2012 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 13 weeks ended August 3, 2013 or July 28, 2012.

(3)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY’S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	26 Weeks Ended		26 Weeks Ended

   August 3, 2013

   July 28, 2012

$	% to

Net sales

$	% to

Net sales

Net sales................................................................	$ 12,453		$ 12,261

Cost of sales (Note 2).............................................	7,444	59.8%	7,312	59.6%

Gross margin..........................................................	5,009	40.2%	4,949	40.4%

Selling, general and administrative expenses..............	(4,040)	(32.4%)	(4,004)	(32.7%)

Operating income....................................................	969	7.8%	945	7.7%

Interest expense – net.............................................	(193)		(217)

Income before income taxes....................................	776		728

Federal, state and local income tax expense (Note 3)...	(278)		(268)

Net income............................................................	$ 498		$ 460

Basic earnings per share.........................................	$ 1.29		$ 1.11

Diluted earnings per share.......................................	$ 1.27		$ 1.09

Average common shares:
Basic...............................................................	385.3		414.1
Diluted.............................................................	391.9		420.7

End of period common shares outstanding................	377.9		404.3

Depreciation and amortization expense....................	$ 504		$ 513

MACY’S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Because of the seasonal nature of the retail business, the results of operations for the 26 weeks ended August 3, 2013 and July 28, 2012 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 26 weeks ended August 3, 2013 or July 28, 2012.

(3)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY’S, INC.

Consolidated Balance Sheets (Unaudited)

(millions)

	August 3,	February 2,	July 28,
	2013	2013	2012
ASSETS:
Current Assets:
Cash and cash equivalents.................................	$ 1,424	$ 1,836	$ 1,604
Receivables......................................................	347	371	359
Merchandise inventories....................................	5,357	5,308	5,036
Prepaid expenses and other current assets..........	387	361	387
Total Current Assets......................................	7,515	7,876	7,386

Property and Equipment - net..............................	8,001	8,196	8,291
Goodwill.............................................................	3,743	3,743	3,743
Other Intangible Assets - net...............................	543	561	580
Other Assets.......................................................	629	615	565

Total Assets.................................................	$20,431	$20,991	$20,565

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt................................................	$ 575	$ 124	$ 313
Merchandise accounts payable..........................	2,064	1,579	1,895
Accounts payable and accrued liabilities............	2,043	2,610	2,078
Income taxes...................................................	67	355	158
Deferred income taxes.....................................	422	407	410
Total Current Liabilities.................................	5,171	5,075	4,854

Long-Term Debt.................................................	6,339	6,806	6,637
Deferred Income Taxes......................................	1,217	1,238	1,134
Other Liabilities..................................................	1,849	1,821	2,037
Shareholders’ Equity...........................................	5,855	6,051	5,903

Total Liabilities and Shareholders’ Equity.......	$20,431	$20,991	$20,565

MACY’S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

26 Weeks Ended

  August 3, 2013

26 Weeks Ended

  July 28, 2012

Cash flows from operating activities:
Net income..................................................................	$ 498	$ 460
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization.................................	504	513
Stock-based compensation expense.........................	32	31
Amortization of financing costs and premium on acquired debt.......................................................	(5)	(7)
Changes in assets and liabilities:
Decrease in receivables.....................................	41	14
(Increase) decrease in merchandise inventories......	(49)	81
(Increase) decrease in prepaid expenses and other current assets........................................	(21)	60
Decrease in other assets not separately identified....	1	22
Increase in merchandise accounts payable............	442	292
Decrease in accounts payable and accrued liabilities not separately identified....................	(560)	(591)
Decrease in current income taxes.......................	(288)	(213)
Decrease in deferred income taxes.....................	(37)	(35)
Increase in other liabilities not separately identified....................................	106	11
Net cash provided by operating activities...........	664	638

Cash flows from investing activities:
Purchase of property and equipment.............................	(206)	(310)
Capitalized software....................................................	(110)	(109)
Disposition of property and equipment..........................	5	23
Other, net..................................................................	(5)	3
Net cash used by investing activities................	(316)	(393)

Cash flows from financing activities:
Financing costs..............................................................	(3)	-
Debt repaid....................................................................	(7)	(797)
Dividends paid...............................................................	(173)	(165)
Increase (decrease) in outstanding checks.......................	2	(43)
Acquisition of treasury stock...........................................	(785)	(615)
Issuance of common stock..............................................	206	152
Net cash used by financing activities...................	(760)	(1,468)

Net decrease in cash and cash equivalents..........................	(412)	(1,223)
Cash and cash equivalents at beginning of period................	1,836	2,827

Cash and cash equivalents at end of period.........................	$ 1,424	$ 1,604